EXHIBIT 2(a)



                             AGREEMENT AMONG FILERS


     The undersigned filers (the "Filers") hereby agree as follows:

     WHEREAS, Vance, Teel & Company, Ltd. has purchased depositary units of limited partnership interest of Corporate Realty Income Fund I, L.P.; and

     WHEREAS, the Filers are obligated to file Statements on Schedule 13G with the United States Securities and Exchange Commission (the "SEC") to report their purchases of such securities;

     NOW,  THEREFORE,  the undersigned  hereby agree that a single  Statement on
Schedule 13G be filed with the SEC on behalf of each of them.


Dated: February 22, 2002                  VANCE, TEEL & COMPANY, LTD.

                                          BY:  VANCE CAPITAL CORPORATION,
                                               General Partner


                                          BY:   /s/ Robert F. Gossett, Jr.
                                               ---------------------------------
                                               Robert F. Gossett, Jr.,  Managing
                                               Director


Dated:  February 22, 2002                 VANCE CAPITAL CORPORATION


                                          BY:   /s/ Robert F. Gossett, Jr.
                                               ---------------------------------
                                               Robert F. Gossett, Jr., Managing
                                               Director


Dated:  February 22, 2002                  /s/ Robert F. Gossett, Jr.
                                          --------------------------------------
                                          Robert F. Gossett, Jr.


Dated:  February 22, 2002                 /s/ Pauline G. Gossett
                                          --------------------------------------
                                          Pauline G. Gossett